Exhibit 32.2

                          WESTERN RESERVE BANCORP, INC.
                                   FORM 10-QSB
                          QUARTER ENDED MARCH 31, 2004

                       CERTIFICATION OF FINANCIAL RESULTS

I, Cynthia A. Mahl, the Senior Vice President and Chief Financial Officer of Western Reserve Bancorp, Inc., hereby certify the following:

         - This Form 10-QSB fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         - The information contained in the report fairly presents, in all material respects, the financial position and results of operations of Western Reserve Bancorp, Inc. as of and for the periods presented.

                                   /s/ Cynthia A. Mahl
                                   Cynthia A. Mahl
                                   Senior Vice President/Chief Financial Officer May 11, 2004

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